June 20, 2012

CytoSorbents Appoints Dr. Christian Steiner as VP of Sales and Marketing and Hires Core Sales Force that Marks the Official Launch of CytoSorb® in Germany

MONMOUTH JUNCTION, NJ--(Marketwire 06/20/12) - CytoSorbents Corporation (OTCBB: CTSO.OB), a critical care-focused company using blood purification to modulate the immune system and prevent or treat organ failure caused by life-threatening illnesses, announced that it has officially appointed Dr. Christian Steiner, MD, as Vice President of Sales and Marketing and a Managing Director of its European sales subsidiary, CytoSorbents Europe GmbH in Berlin, Germany. Dr. Steiner is a native German and English-speaking sales executive who will manage all direct sales and marketing efforts of CytoSorb® in Germany and distributor relationships elsewhere in Europe. Dr. Steiner, in an initial consultancy role, has already been instrumental in increasing awareness of CytoSorb® amongst key opinion leaders during the controlled market release, and helping to establish the necessary selling infrastructure in Europe, including the recruitment of a core veteran sales team in Germany. Dr. Steiner’s appointment, along with the hiring of 3 additional sales representatives - one to start immediately with Dr. Steiner and two to start in August - marks the official launch of CytoSorb® in Germany.

Al Kraus, Chairman of the Board stated, “We are pleased to welcome Christian to the team as head of sales and marketing. Christian brings 12 years of experience introducing new technologies to the intensive care unit, starting with the Molecular Adsorbent Recirculation System, better known as MARS™, the most used extracorporeal liver support system in ICU patients with liver failure today. His unique understanding of how to launch novel blood purification therapies into the ICU, his strong customer relationships, combined with his medical background and sales and marketing skills make him an ideal choice for this position.”

Dr. Steiner joins CytoSorbents from Critical Care Competence, a critical-care focused outsourced sales and marketing company in Germany, where he was Managing Director. He previously served as the Director of Corporate Marketing for Pulsion Medical Systems AG, a publicly-traded German medical device company focused on non-invasive hemodynamic monitoring, where he was responsible for launching new products such as PiCCO®, establishing physician relationships, building market awareness, initiating clinical studies, and helping to grow sales to approximately €30 million. Prior to that, as Director of Global Marketing at Teraklin AG, he led the clinical introduction of MARS™, which at that time was a completely new blood purification technology being spun out of University of Rostock, Germany, that was eventually purchased by Gambro AB.

Dr. Phillip Chan, Chief Executive Officer commented, “We have had the pleasure of working closely with Christian during the entire controlled market release. He is a bright, driven and talented individual who brings a creative energy, marketing savvy, and an established network of intensive care key opinion leaders and physicians, as well as ICU-focused distributor relationships, to the Company. Having done this many times before, he knows what needs to get accomplished and I cannot think of a better person to lead our accomplished sales team in the formal launch of CytoSorb® in Germany and the rest of Europe.”

Dr. Steiner stated, “I am pleased to be formally joining the CytoSorbents team full-time because I am very excited about CytoSorb® and its medical and business potential. I have been impressed by the strong level of physician interest surrounding CytoSorb®, and the desire to evaluate the product or use it in clinical studies for many different critical care applications. CytoSorb® is one of the only technologies clinically proven to control cytokine storm in critically-ill patients. This ability could help stop the vicious cycle of systemic inflammation and organ failure and have a major impact on patient outcomes and healthcare costs.”

Dr. Steiner continued, ”Based upon my experience in introducing many new critical care products, including MARS™ and PiCCO®, the interest in CytoSorb® is real and far greater than any product I have been involved with before. Although launching any new medical product is challenging and requires hard work, I firmly believe that CytoSorb® has the right combination of characteristics to make it a potential major success. In addition, our outstanding initial veteran sales team knows this space well, understands the technology, and has the network of key opinion leaders nationally and internationally to catalyze adoption and early market development. I am proud to be part of bringing a therapy to market that could potentially help many people.”

Dr. Steiner received his medical degree from the University of Rostock, Germany, defending his thesis while graduating Magna Cum Laude and was a Research Fellow at the Institute of Hepatology, University College London, United Kingdom.

About CytoSorbents, CytoSorb®, and HemoDefend

CytoSorbents Corporation is a critical care focused therapeutic device company using blood purification to modulate the immune system and fight multi-organ failure in life-threatening illnesses. Its purification technology is based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and adsorption. In March 2011, CytoSorb®, the Company's flagship product, achieved European regulatory approval as an extracorporeal cytokine filter, and can now be sold throughout the European Union (E.U.) under the CE Mark to be used in clinical situations where cytokines are elevated. The goal of CytoSorb® is to modulate the immune system by removing excessive cytokines, often called "cytokine storm," in critically-ill patients that can lead to deadly inflammation, multiple organ failure, immune dysfunction, and often death in common illnesses such as sepsis, trauma, burn injury, acute respiratory distress syndrome, and pancreatitis. CytoSorb® has demonstrated statistically significant reductions in mortality in septic patients at high risk of death and is now available for sale in Germany for the treatment of critical care illnesses under a controlled market release, with a planned broad product launch in Germany starting in the first half of 2012 and availability in other E.U. countries, assuming adequate and timely funding, and continued positive results from our clinical studies. HemoDefend is a development-stage blood purification technology platform for the blood transfusion industry intended to reduce transfusion reactions and safeguard the quality and safety of blood products. The HemoDefend technology utilizes the Company's polymer bead technology to remove many substances, such as antibodies, free hemoglobin and inflammatory mediators that can cause potentially serious and sometimes fatal transfusion reactions. CytoSorb® and HemoDefend are just two of a number of different polymers the Company has designed for various medical applications, including improved dialysis, reduction of post-surgical complications, the potential treatment of inflammatory and autoimmune disorders, rhabdomyolysis in trauma, drug detoxification, and others. Additional information is available for download on the Company's website: www.cytosorbents.com

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may differ materially from those expressed or implied by the statements herein. CytoSorbents Corporation and CytoSorbents, Inc believe that its primary risk factors include, but are not limited to: obtaining government approvals including required FDA and additional CE Mark approvals; ability to successfully develop commercial operations; dependence on key personnel; acceptance of the Company's medical devices in the marketplace; the outcome of pending and potential litigation; compliance with governmental regulations; reliance on research and testing facilities of various universities and institutions; the ability to obtain adequate and timely financing in the future when needed; product liability risks; limited manufacturing experience; limited marketing, sales and distribution experience; market acceptance of the Company's products; competition; unexpected changes in technologies and technological advances; and other factors detailed in the Company's Form 10-K filed with the SEC on March 30, 2012, which is available at http://www.sec.gov.

MARS™ is a trademark by Gambro Lundia AB, Gambro AB and Gambro Hospal (Schweiz) AG. PiCCO® is a registered trademark of Pulsion Medical Systems AG.

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Contact:
CytoSorbents Corporation
Dr. Phillip Chan

Chief Executive Officer
(732) 329-8885 ext. *823
pchan@cytosorbents.com